Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Yadkin Valley Financial Corporation
We consent to the incorporation by reference in the Form S-8 Registration Statements Nos. 333-167861, 333-158982, 333-153339, 333-150190, 333-136970, 333-136969, 333-136968, and 333-136967 and the Form S-3D Registration Statement No. 333-136050 of Yadkin Valley Financial Corporation of our reports dated March 10, 2011 with respect to the consolidated financial statements of Yadkin Valley Financial Corporation and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2010 annual report on Form 10-K of Yadkin Valley Financial Corporation.
/s/ Dixon Hughes PLLC
Charlotte, North Carolina
March 10, 2011

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